EXHIBIT 99.1

Cash Performance Awards for 2006

Approved February 13, 2007 by the Board of Directors of Charles & Colvard, Ltd.

Named Executive Officer	Cash
Robert S. Thomas	$ 17,143

James R. Braun	$ 9,231

Dennis M. Reed	$ 7,913

Earl R. Hines[1]	$ 7,418

[1]	Assumed part-time employment status with the Company in June 2006.

No equity awards were granted to any of the Company’s Named Executive Officers or Mr. Hines under the Company’s Management Incentive Plan (2006). The Board of Directors approved cash performance bonuses for certain other employees totaling $41,500 under the Company’s Quarterly & Annual Incentive Plan for Non-Officer Employees (2006).